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Exhibit 99.1

Consolidated Financial Statements as of December 31, 2013 and 2012, and for the years ended December 31, 2013, 2012 and 2011, and Independent Auditors' Report.

INDEPENDENT AUDITORS' REPORT

To CIM Urban Partners, LP:

        We have audited the accompanying consolidated financial statements of CIM Urban Partners, LP and subsidiaries (the "Partnership"), which comprise the consolidated balance sheets as of December 31, 2013 and 2012, and the related consolidated statements of operations, equity, and cash flows for each of the three years in the period ended December 31, 2013, and the related notes to the consolidated financial statements.

Management's Responsibility for the Consolidated Financial Statements

        Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors' Responsibility

        Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

        An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Partnership's preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Partnership's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

        We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Partnership as of December 31, 2013 and 2012, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2013, in conformity with accounting principles generally accepted in the United States of America.

Emphasis of Matter

        As discussed in Note 2 to the consolidated financial statements, the Partnership completed its merger on March 11, 2014.

/s/ Deloitte & Touche LLP
Los Angeles, California
May 9, 2014

CIM URBAN PARTNERS, LP AND SUBSIDIARIES
(A Delaware Limited Partnership)

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2013 AND 2012

(In thousands)

	2013	2012
ASSETS
Investments in real estate—net	$1,682,165	$1,676,823
Cash and cash equivalents	16,796	31,514
Restricted cash	6,672	8,831
Accounts receivable—net	9,303	8,364
Note receivable—net	—	40,100
Deferred rent receivable and charges—net	87,606	72,792
Other intangible assets—net	22,282	27,433
Other assets	9,653	4,855

TOTAL ASSETS	$1,834,477	$1,870,712

LIABILITIES AND EQUITY
LIABILITIES:
Debt	$395,105	$345,631
Accounts payable and accrued expenses	26,109	20,928
Intangible liabilities—net	8,800	11,858
Other liabilities	21,173	20,157
Due to related parties	6,807	6,065

Total liabilities	457,994	404,639

COMMITMENTS AND CONTINGENCIES (Note 8)
EQUITY:
Partners' equity:
Limited partners	1,373,737	1,463,274
General partner	1	1

Total partners' equity	1,373,738	1,463,275
Noncontrolling interests	2,745	2,798

Total equity	1,376,483	1,466,073

TOTAL LIABILITIES AND EQUITY	$1,834,477	$1,870,712

See notes to consolidated financial statements.

CIM URBAN PARTNERS, LP AND SUBSIDIARIES
(A Delaware Limited Partnership)

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2013, 2012 AND 2011

(In thousands)

	2013	2012	2011
REVENUES:
Rental and other property income	$223,304	$217,900	$195,298
Expense reimbursements	9,556	9,194	8,310
Interest and other income	2,953	5,419	9,685

Total revenues	235,813	232,513	213,293

EXPENSES:
Rental and other property operating	105,163	99,588	95,086
Asset management fees to related party	21,767	20,924	19,326
Interest	17,929	18,856	18,128
General and administrative	2,568	2,773	2,066
Acquisition-related costs	5,063	632	3,574
Depreciation and amortization	68,644	69,943	68,804

Total expenses	221,134	212,716	206,984

NET INCOME	14,679	19,797	6,309
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	(213)	(208)	(187)

NET INCOME ATTRIBUTABLE TO PARTNERS	$14,466	$19,589	$6,122

See notes to consolidated financial statements.

CIM URBAN PARTNERS, LP AND SUBSIDIARIES
(A Delaware Limited Partnership)

CONSOLIDATED STATEMENTS OF EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2013, 2012 AND 2011

(In thousands)

	Partners
	Limited Partner	General Partner	Total	Noncontrolling Interests	Total
BALANCE—January 1, 2011	$1,579,074	$1	$1,579,075	$2,472	$1,581,547
Contributions	—	—	—	440	440
Distributions	(68,524)	—	(68,524)	(251)	(68,775)
Net income	6,122	—	6,122	187	6,309

BALANCE—December 31, 2011	1,516,672	1	1,516,673	2,848	1,519,521
Distributions	(72,987)	—	(72,987)	(258)	(73,245)
Net income	19,589	—	19,589	208	19,797

BALANCE—December 31, 2012	1,463,274	1	1,463,275	2,798	1,466,073
Contributions	32	—	32	—	32
Distributions	(104,035)	—	(104,035)	(266)	(104,301)
Net income	14,466	—	14,466	213	14,679

BALANCE—December 31, 2013	$1,373,737	$1	$1,373,738	$2,745	$1,376,483

See notes to consolidated financial statements.

CIM URBAN PARTNERS, LP AND SUBSIDIARIES
(A Delaware Limited Partnership)

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2013, 2012 AND 2011

(In thousands)

	2013	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$14,679	$19,797	$6,309
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred rent	(10,481)	(13,509)	(12,474)
Depreciation and amortization	68,644	69,943	68,804
Amortization of above- and below-market rent	(2,170)	(2,811)	(2,899)
Amortization of below-market ground lease	140	140	140
Straight line rent—below-market ground lease	1,175	1,175	1,175
Amortization of tax abatement	551	551	117
Amortization of lease inducement	511	375	265
Amortization of deferred loan costs	784	657	360
Amortization of premiums and discounts on assumed mortgages payable	(828)	(808)	(894)
Amortization of discount on note receivable	—	(810)	(1,388)
Bad debt expense	155	79	300
Changes in operating assets and liabilities:
Accounts receivable	(1,094)	(2,281)	3,200
Other assets	(5,309)	8,369	(12,409)
Accounts payable and accrued expenses	6,017	(5,887)	4,388
Deferred leasing costs	(11,530)	(7,706)	(12,905)
Other liabilities	(159)	(1,265)	4,321
Due to related parties	742	705	(169)

Net cash provided by operating activities	61,827	66,714	46,241

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions of real estate properties and note receivable	—	(1,050)	(44,980)
Additions to investments in real estate	(24,342)	(27,937)	(51,726)
Restricted cash	2,159	(23)	(3,927)

Net cash used in investing activities	(22,183)	(29,010)	(100,633)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payment of mortgages payable	(83,698)	(8,098)	(56,907)
Proceeds from mortgages payable	—	—	120,757
Proceeds from unsecured revolving lines of credit	134,000	30,000	—
Deferred loan costs	(395)	(1,084)	(1,257)
Partner contributions	32	—	—
Partner distributions	(104,035)	(72,987)	(68,524)
Noncontrolling interests contributions	—	—	440
Noncontrolling interests distributions	(266)	(258)	(251)

Net cash used in financing activities	(54,362)	(52,427)	(5,742)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(14,718)	(14,723)	(60,134)
CASH AND CASH EQUIVALENTS:
Beginning of year	31,514	46,237	106,371

End of year	$16,796	$31,514	$46,237

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION—Cash paid during the year for interest	$18,303	$18,809	$18,466

SUPPLEMENTAL DISCLOSURES OF NONCASH INVESTING AND FINANCING ACTIVITIES:
Additions to investments in real estate included in accounts payable and accrued expenses	$3,493	$4,329	$7,846

Seller financing and assumed debt in connection with acquisitions of real estate properties and real estate mortgage note receivable	$—	$—	$20,000

Foreclosure on note receivable included in investments in real estate and other intangible assets (Note 4)	$40,100	$—	$66,030

Additions to loan costs included in accounts payable and accrued expenses	$—	$—	$340

See notes to consolidated financial statements.

CIM URBAN PARTNERS, LP AND SUBSIDIARIES
(A Delaware Limited Partnership)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2013, 2012 AND 2011

1. ORGANIZATION AND OPERATIONS

        CIM Urban Partners, LP and subsidiaries (the "Partnership," "we," "us," or "our"), a Delaware limited partnership, was formed pursuant to the agreement of limited partnership dated February 4, 2005, as amended and restated, and subsequently amended (the "Partnership Agreement"). The Partnership invests in substantially stabilized real estate assets located in high-population density, high-barrier-to-entry urban markets, which include traditional downtown areas and suburban main streets that lie within the metropolitan areas of the United States of America. The partners of the Partnership are CIM Urban Partners GP, LLC ("REIT GP"), a California limited liability company, as the general partner, and CIM Urban REIT, LLC ("REIT"), a Delaware limited liability company, as the limited partner. REIT GP contributed $1,000 of capital, with the REIT contributing the balance. Profits and losses are allocated to the partners and cash is distributed in accordance with the Partnership Agreement.

        The term of the Partnership expires upon the first of the following to occur: (a) an election to dissolve the Partnership is made by REIT GP with the consent of the REIT, as defined, (b) an election to dissolve the Partnership is made by REIT GP after the reduction to cash of all or substantially all of the Partnership's investments, or (c) subject to the provisions of the Partnership Agreement, the bankruptcy, dissolution, removal, or other withdrawal of REIT GP or the sale, transfer, or assignment by REIT GP of its interest in the Partnership.

        The REIT was formed pursuant to the limited liability company agreement dated February 4, 2005, as amended and restated, and subsequently amended for the purpose of investing in limited partnership interests in the Partnership. The REIT has two classes of ownership interests outstanding and authorized for issuance: Class A and Class B, each of which is represented by respective membership units. The subscribed Class A members of the REIT are CIM Urban Sponsor, LLC, a California limited liability company and an affiliate of REIT GP, and various unrelated institutional investors, primarily tax-exempt entities.

        The Class B members of the REIT are CIM Group, LLC ("CIM Group"), an affiliate of REIT GP, the general partner of the Partnership, and various unrelated parties.

2. MERGER

        On July 8, 2013, the REIT entered into a merger agreement with PMC Commercial Trust ("PMC Commercial") and subsidiaries of the respective parties. PMC Commercial was a publicly traded real estate investment trust that primarily originated loans to small businesses collateralized by first liens on the real estate of the related business. The merger and other transactions were unanimously approved by both PMC Commercial's board of trust managers ("Board") and the REIT's director. The transaction closed on March 11, 2014 ("Acquisition Date").

        Pursuant to the merger agreement, the REIT and its affiliates received 22,000,003 newly issued PMC Commercial common shares of beneficial interest and 65,028,571 newly issued PMC Commercial preferred shares. Each preferred share was converted into seven common shares of beneficial interest after the Acquisition Date, resulting in the issuance of approximately 477,200,000 common shares of beneficial interest in the merger. This represented approximately 97.8% of PMC Commercial's outstanding shares on the Acquisition Date.

CIM URBAN PARTNERS, LP AND SUBSIDIARIES
(A Delaware Limited Partnership)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED DECEMBER 31, 2013, 2012 AND 2011

2. MERGER (Continued)

        All PMC Commercial common shares of beneficial interest that were outstanding immediately prior to the transactions continue to remain outstanding following the transactions. In addition, PMC Commercial shareholders of record at the close of the business day prior to the closing of the transactions received a special cash dividend of $5.50 per common share of beneficial interest, which was paid on March 25, 2014.

        Based on an arrangement with PMC Commercial, certain legal and due diligence expenses related to the merger incurred during a certain period of time were reimbursable by the REIT. For the year ended December 31, 2013, $3,670,000 of merger-related costs is included in acquisition-related costs.

3. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        Basis of Presentation—The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP").

        Principles of Consolidation—The consolidated financial statements include the accounts of the Partnership and its subsidiaries. All significant intercompany transactions and balances have been eliminated in consolidation.

        Investments in Real Estate—Real estate acquisitions are recorded at cost as of the date of closing. Costs related to the acquisition of properties are expensed as incurred. Investments in real estate are stated at depreciated cost. Depreciation and amortization are recorded on a straight-line basis over the estimated useful lives as follows:

Buildings and improvements	15 - 40 years
Furniture, fixtures, and equipment	3 - 5 years
Tenant improvements	Shorter of the useful lives or the terms of the related leases

        Improvements and replacements are capitalized when they extend the useful life, increase capacity, or improve the efficiency of the asset. Ordinary repairs and maintenance are expensed as incurred.

        Investments in real estate are evaluated for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount to the future net cash flows, undiscounted and without interest, expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the estimated fair value of the assets. The estimated fair value of the asset group identified for step two testing is based on either the income approach, with market discount rate, terminal capitalization rate, and rental rate assumptions being most critical, or on the sales comparison approach to similar properties. Assets to be disposed of are reported at the lower of the carrying amount or fair value, less costs to sell. No impairment of long-lived assets was recognized during the years ended December 31, 2013, 2012 and 2011.

        Note Receivable—Note receivable represents a mortgage note investment secured by a first mortgage on a hotel located near the Los Angeles Airport. The note paid interest monthly at the

CIM URBAN PARTNERS, LP AND SUBSIDIARIES
(A Delaware Limited Partnership)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED DECEMBER 31, 2013, 2012 AND 2011

3. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

London InterBank Offered Rate ("LIBOR") plus 2.35%, with a LIBOR floor of 4.75%. For the year ended December 31, 2012, and for the period from January 1, 2013, to October 8, 2013, the interest rate was 7.10%. The note was acquired at a discount of $6,015,000, which was amortized from note acquisition through August 9, 2012. Discount amortization of $0, $810,000, and $1,388,000 was recorded in interest and other income for the years ended December 31, 2013, 2012 and 2011, respectively. The note matured on August 9, 2012, and was extended through August 9, 2013. The borrower stopped paying interest in February 2013. The Partnership entered into negotiations with the borrower and simultaneously commenced a judicial foreclosure action and a nonjudicial foreclosure against the borrower and the property, and on October 8, 2013, a subsidiary of the Partnership submitted the highest bid at a foreclosure auction and took possession of the hotel. The mortgage note investment basis was transferred to the property components at their relative fair values on title transfer (see Note 4). The borrower's most recent default made principal exposure likely but not yet certain, and, as such, from February 2013 to October 2013, the Partnership accounted for the note under the nonaccrual method.

        In May 2011, the Partnership acquired a first mortgage note receivable, secured by a residential condominium project located in Manhattan, New York. The Partnership foreclosed on the property in October 2011 and took title to the property. The mortgage note investment basis was transferred to the property components at their relative fair values on title transfer. During the year ended December 31, 2012, the Partnership collected $8,409,000 in funds held by the receiver and deposits held in escrow (see Note 4).

        The Partnership recognized interest income and fees, inclusive of discount amortization, related to the two mortgage notes of $316,000, $3,034,000, and $5,929,000 during the years ended December 31, 2013, 2012 and 2011, respectively. At December 31, 2012 and 2011, the Partnership recorded interest receivable related to the hotel's first mortgage of $265,000 and $506,000, respectively, included in accounts receivable.

        On an annual basis, and more frequently if indicators exist, we evaluate the collectability of our notes receivable. Our evaluation of collectability involves judgment, estimates, and a review of the underlying collateral and borrowers' business models and future operations in accordance with Accounting Standards Codification ("ASC") 450-20, Contingencies—Loss Contingencies, and ASC 310-10, Receivables. For the period from January 1, 2013, to October 8, 2013, and the years ended December 31, 2012 and 2011, no impairments on notes receivable were recorded.

        Cash and Cash Equivalents—Cash and cash equivalents include short-term liquid investments with initial maturities of three months or less.

        Restricted Cash—The loan and hotel management agreements provide for depositing cash into restricted accounts reserved for property taxes, insurance, and capital expenditures.

        Deferred Rent Receivable and Charges—Deferred rent receivable and charges consist of deferred rent, loan costs, and deferred leasing costs. Deferred rent receivable is $49,543,000 and $39,062,000 at December 31, 2013, and 2012, respectively. Deferred loan costs, which represent legal and third-party

CIM URBAN PARTNERS, LP AND SUBSIDIARIES
(A Delaware Limited Partnership)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED DECEMBER 31, 2013, 2012 AND 2011

3. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

fees incurred in connection with our borrowing activities, are capitalized and amortized to interest expense on a straight-line basis over the life of the related loan, approximating the effective interest method. Deferred loan costs of $5,748,000 and $5,353,000 are presented net of accumulated amortization of $3,620,000 and $2,836,000 at December 31, 2013 and 2012, respectively. Deferred leasing costs, which represent lease commissions and other direct costs associated with the acquisition of tenants, are capitalized and amortized on a straight-line basis over the terms of the related leases. Deferred leasing costs of $55,826,000 and $44,296,000 are presented net of accumulated amortization of $19,891,000 and $13,083,000 at December 31, 2013 and 2012, respectively.

        Noncontrolling Interests—Noncontrolling interests represent interests in the various properties not owned by the Partnership.

        Purchase Accounting for Acquisition of Investments in Real Estate—The Partnership applies the acquisition method to all acquired real estate investments. The purchase consideration of the real estate is recorded at fair value to the acquired tangible assets, consisting primarily of land, site improvements, and building and tenant improvements, and identified intangible assets and liabilities, consisting of the value of above-market and below-market leases, other value of in-place leases, and value of tenant relationships and acquired ground leases, based in each case on their fair values. Loan premiums, in the case of above-market rate loans, or loan discounts, in the case of below-market loans, are recorded based on the fair value of any loans assumed in connection with acquiring the real estate.

        The fair value of the tangible assets of an acquired property is determined by valuing the property as if it were vacant, and the "as-if-vacant" value is then allocated to land (or acquired ground lease if the land is subject to a ground lease), site improvements, and building and tenant improvements based on management's determination of the relative fair values of these assets. Management determines the as-if-vacant fair value of a property using methods similar to those used by independent appraisers. Factors considered by management in performing these analyses include an estimate of carrying costs during the expected lease-up periods considering current market conditions and costs to execute similar leases. In estimating carrying costs, management includes real estate taxes, insurance and other operating expenses, and estimates of lost rental revenue during the expected lease-up periods based on current market demand. Management also estimates costs to execute similar leases, including leasing commissions, legal, and other related costs.

        In allocating the purchase consideration of the identified intangible assets and liabilities of an acquired property, above-market, below-market, and in-place lease values are recorded based on the present value (using an interest rate that reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in-place leases and (ii) management's estimate of fair market lease rates for the corresponding in-place leases measured over a period equal to the remaining noncancelable term of the lease, and for below-market leases, over a period equal to the initial term plus any below-market fixed-rate renewal periods. Acquired above-market and below-market leases are amortized and recorded to rental and other property income over the initial terms of the prospective leases.

CIM URBAN PARTNERS, LP AND SUBSIDIARIES
(A Delaware Limited Partnership)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED DECEMBER 31, 2013, 2012 AND 2011

3. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        The aggregate value of other acquired intangible assets, consisting of in-place leases and tenant relationships, is measured by the estimated cost of operations during a theoretical lease-up period to replace in-place leases, including lost revenues and any unreimbursed operating expenses, plus an estimate of deferred leasing commissions for in-place leases. The value of in-place leases is amortized to expense over the remaining noncancelable periods of the respective leases. If a lease is terminated prior to its stated expiration, all unamortized amounts relating to that lease are written-off.

        For hotels, an intangible value was assigned to expected revenues from advance bookings, which were calculated based on discounted income, and to franchise affiliation, which were calculated based on the difference between the net projected income in the year of acquisition and an estimate of income without the franchise. Advance bookings were $190,000 and $0 as of December 31, 2013 and 2012, respectively. Franchise affiliation fees were $1,349,000 and $1,743,000 as of December 31, 2013 and 2012, respectively. Advance bookings are amortized over one to three years, and franchise affiliation fee is amortized over 10 years. The franchise affiliation fee is fully amortized once the hotel is no longer affiliated with the franchise.

        A tax abatement intangible asset was recorded for a property acquired in 2011, based on an approval for a property tax abatement, due to the location of the property. The tax abatement intangible is amortized over eight years. Tax abatement was $3,053,000 and $3,604,000 as of December 31, 2013 and 2012, respectively.

        Revenue Recognition—All leases are classified as operating leases and minimum rents are recognized on a straight-line basis over the terms of the leases. The excess of rents recognized over amounts contractually due pursuant to the underlying leases is recorded as deferred rent. Lease incentives paid to tenants are included in other assets and amortized as a reduction to rental revenue on a straight-line basis over the term of the related lease. Lease incentives of $8,337,000 and $3,703,000 are presented net of accumulated amortization of $1,151,000 and $640,000 at December 31, 2013 and 2012, respectively.

        Reimbursements from tenants, consisting of amounts due from tenants for common area maintenance, real estate taxes, insurance, and other recoverable costs, are recognized as revenue in the period the expenses are incurred. Tenant reimbursements are recognized and presented on a gross basis when the Partnership is the primary obligor with respect to incurring expenses and with respect to having the credit risk.

        In addition to minimum rents, certain leases provide for additional rents based upon varying percentages of tenants' sales in excess of annual minimums. Percentage rent is recognized once lessees' specified sales targets have been met. Included in rental and other property revenues for the years ended December 31, 2013, 2012 and 2011, is $99,000, $162,000, and $128,000, respectively, of percentage rent.

        Hotel room sales are recognized upon daily occupancy. Other hotel revenues are recognized as earned upon facility use or food and beverage consumption.

CIM URBAN PARTNERS, LP AND SUBSIDIARIES
(A Delaware Limited Partnership)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED DECEMBER 31, 2013, 2012 AND 2011

3. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        Accounts Receivable—Accounts receivable are carried net of the allowances for uncollectible amounts. Management's determination of the adequacy of these allowances is based primarily upon evaluation of historical loss experience, individual receivables, current economic conditions, and other relevant factors. The allowances are increased or decreased through the provision for bad debts. The allowance for uncollectible accounts receivable was $76,000 and $144,000 as of December 31, 2013 and 2012, respectively.

        Premiums and Discounts on Notes Payable—Premiums and discounts on notes payable are accreted or amortized on a straight-line basis over the respective term of the loan to interest expense, which approximates the effective interest method.

        Income Taxes—Under applicable federal and state income tax rules, the Partnership is generally not subject to income taxes. Accordingly, no provision for income taxes is included in the accompanying consolidated financial statements. Income or loss is included in the income tax returns of the partners. The Partnership files income tax returns in U.S. federal and state jurisdictions. The Partnership is generally no longer subject to tax examination for state purposes for tax years 2007 and prior and for U.S. federal purposes for tax years 2008 and prior.

        ASC 740, Income Taxes, provides guidance for how uncertain tax positions should be recognized, measured, presented, and disclosed in the financial statements. ASC 740 requires the evaluation of tax positions taken or expected to be taken in the course of preparing the Partnership's tax returns to determine whether the tax positions are "more likely than not" of being sustained by the applicable tax authority. Tax positions not deemed to meet the more-likely-than-not threshold would be recorded as a tax benefit or expense in the current period. The Partnership has reviewed all open tax years and concluded that the application of ASC 740 resulted in no material effect to the Partnership's consolidated financial position or results of operations.

        Consolidation Considerations for Our Investments in Real Estate—ASC 810-10, Consolidation, addresses how a business enterprise should evaluate whether it has a controlling interest in an entity through means other than voting rights that would require the entity to be consolidated. We analyze our investments in real estate in accordance with this accounting standard to determine whether they are variable interest entities and, if so, whether we are the primary beneficiary. Our judgment with respect to our level of influence or control over an entity and whether we are the primary beneficiary of a variable interest entity involves consideration of various factors, including the form of our ownership interest, our voting interest, the size of our investment (including loans), and our ability to participate in major policy-making decisions. Our ability to correctly assess our influence or control over an entity affects the presentation of these investments in our consolidated financial statements.

        Use of Estimates—The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CIM URBAN PARTNERS, LP AND SUBSIDIARIES
(A Delaware Limited Partnership)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED DECEMBER 31, 2013, 2012 AND 2011

3. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        Concentration of Credit Risk—Financial instruments that subject the Partnership to credit risk consist primarily of cash and cash equivalents. The Partnership has its cash and cash equivalents on deposit with high-quality financial institutions. Accounts at each institution are insured by the Federal Deposit Insurance Corporation up to $250,000. Management routinely assesses the financial strength of its tenants and, as a consequence, believes that its accounts receivable credit risk exposure is limited.

        The Partnership's properties are located throughout the United States. The majority of the Partnership's revenues are earned from properties located in Washington, D.C. and California. The Partnership is subject to risks incidental to the ownership and operation of commercial real estate. These include, among others, the risks normally associated with changes in the general economic climate in the communities in which the Partnership operates, trends in the real estate industry, change in tax laws, interest rate levels, availability of financing, and the potential liability under environmental and other laws.

        Fair Value of Financial Instruments—The Partnership discloses the fair value of its mortgage notes payable. The Partnership determines the fair value of mortgage notes payable by performing discounted cash flow analyses using an appropriate market discount rate. The Partnership calculates the market discount rate by obtaining period-end treasury rates for maturities that correspond to the maturities of its debt and then adding an appropriate credit spread. These credit spreads take into account factors, such as the Partnership's credit standing, the maturity of the debt, whether the debt is secured or unsecured, and the loan-to-value ratios of the debt. The carrying amounts of the Partnership's cash and cash equivalents, restricted cash, notes receivable, accounts receivable and accounts payable, and accrued expenses approximate their values due to their short-term maturities at December 31, 2013 and 2012.

        Segment Information—Segment information is prepared on the same basis that our management reviews information for operational decision-making purposes. We operate in three business segments: the acquisition, redevelopment, ownership, and management of office real estate; multifamily real estate; and hospitality real estate. The products for our office segment primarily include rental of office space and other tenant services, including tenant reimbursements, parking, and storage space rental. The products for our multifamily segment include rental of apartments and other tenant services. The products of our hotel segment include revenues generated from the operations of hotel properties, rental income generated from a garage located directly across the street from one of the hotels, and an investment in a note receivable secured by a hotel property.

        Reclassification—Certain prior-year amounts have been reclassified to conform with the current-year presentation. Lease inducements of $3,703,000, net of accumulated amortization of $640,000 at December 31, 2012, and lease inducements of $3,703,000, net of accumulated amortization of $265,000 at December 31, 2011, have been reclassified from deferred rent receivable to other assets to conform with the current-year presentation. Intangible assets of $16,287,000, net of accumulated amortization of $10,940,000 at December 31, 2012, have been reclassified from other assets to other intangible assets. For the year ended December 31, 2012, hotel revenues of $36,858,000 have been reclassified to rental and other property income, other income of $1,529,000 has been reclassified to

CIM URBAN PARTNERS, LP AND SUBSIDIARIES
(A Delaware Limited Partnership)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED DECEMBER 31, 2013, 2012 AND 2011

3. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

interest and other income, and hotel operating expenses of $25,582,000 have been reclassified to rental and other property operating expenses. For the year ended December 31, 2011, hotel revenues of $34,695,000 have been reclassified to rental and other property income, other income of $3,566,000 has been reclassified to interest and other income, and hotel operating expenses of $24,834,000 have been reclassified to rental and other property operating expenses.

        Recently Issued Accounting Pronouncements—In January 2014, the Financial Accounting Standards Board issued Accounting Standards Update ("ASU") No. 2014-04, Receivables—Troubled Debt Restructurings by Creditors (Subtopic 310-40). ASU No. 2014-04 clarifies that an in substance repossession or foreclosure occurs, and a creditor is considered to have received physical possession of residential real estate property collateralizing a consumer mortgage loan, upon either (1) the creditor obtaining legal title to the residential real estate property upon completion of a foreclosure or (2) the borrower conveying all interest in the residential real estate property to the creditor to satisfy that loan through completion of a deed in lieu of foreclosure or through a similar legal agreement. Additionally, the amendments require interim and annual disclosure of both (1) the amount of foreclosed residential real estate property held by the creditor and (2) the recorded investment in consumer mortgage loans collateralized by residential real estate property that are in the process of foreclosure according to local requirements of the applicable jurisdiction. An entity can elect to adopt the amendments in ASU No. 2014-04 using either a modified retrospective transition method or a prospective transition method. The amendments in ASU No. 2014-04 are effective for annual periods, and interim periods within those annual periods, beginning after December 15, 2014. The adoption of ASU No. 2014-04 on January 1, 2015, is not expected to have a material impact on our consolidated financial statements or notes to our consolidated financial statements.

        In April 2014, the Financial Accounting Standards Board issued ASU No. 2014-08, Presentation of Financial Statements (Topic 205) and Property, Plant, and Equipment (Topic 360). Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity, which amends the definition of a discontinued operation and requires entities to provide additional disclosures about disposal transactions that do not meet the discontinued-operations criteria. The revised guidance is effective prospectively to all disposals (or classifications as held for sale) that occur in annual periods (and interim periods therein) beginning on or after December 15, 2014, with early adoption permitted. Entities are prohibited from applying the new ASU to any component, equity method investment, or acquired business that is classified as held for sale before the adoption date. The adoption of this guidance is not expected to have a material impact to our consolidated financial statements.

        Other accounting standards updates not effective until after December 31, 2013, are not expected to have a significant effect on the Partnership's consolidated financial statements.

CIM URBAN PARTNERS, LP AND SUBSIDIARIES
(A Delaware Limited Partnership)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED DECEMBER 31, 2013, 2012 AND 2011

4. INVESTMENTS IN REAL ESTATE

        Investments in real estate as of December 31, 2013 and 2012, consist of the following (in thousands):

	2013	2012
Land	$331,060	$315,398
Land improvements	27,536	27,085
Buildings and improvements	1,454,854	1,427,688
Furniture, fixtures, and equipment	23,051	17,582
Tenant improvements	183,915	169,073
Work in progress	9,987	10,222

	2,030,403	1,967,048
Accumulated depreciation	(348,238)	(290,225)

Net investments in real estate	$1,682,165	$1,676,823

        The fair value of the real estate acquired is recorded to the acquired tangible assets, consisting of land, site improvements, building and tenant improvements, and identified intangible assets and liabilities, consisting of the value of above- and below-market leases and the value of in-place leases and tenant relationships, if any, based in each case on their respective fair values. Loan premiums, in the case of above-market rate loans, or loan discounts, in the case of below-market loans, are recorded based on the fair value of any loans assumed in connection with acquiring the real estate. Above-market ground leases are recorded based on the respective fair value of the ground leases.

        The Partnership acquired an office property in 2005 for approximately $120,800,000, paying approximately $41,000,000 in cash and assuming two mortgage loans totaling $79,800,000. The $41,000,000 cash portion of the purchase price was paid by the Partnership making (a) an approximately $1,000,000 equity investment in the existing property owner and (b) a loan to the existing property owner of approximately $40,000,000, which was converted to equity in 2012, and the Partnership owns 100% of the property directly. The Partnership purchased another office property in 2006 for approximately $76,500,000, paying approximately $42,300,000 in cash and assuming a $34,200,000 mortgage loan. The $42,300,000 cash portion of the purchase price was paid by the Partnership making (a) an approximately $850,000 equity investment in the existing property owner and (b) a loan to the existing owner of approximately $41,450,000, which was convertible to equity after proper notice given by the Partnership. During the year ended December 31, 2011, the loan was converted to equity, and the Partnership owns 100% of the property directly. Prior to the conversion, the properties were included in the consolidated financial statements of the Partnership as variable interest entities.

        In May 2011, the Partnership acquired a first mortgage note receivable, secured by a residential condominium project located in Manhattan, New York, in part with seller financing of $20,000,000, which was repaid prior to December 31, 2011. The loan was in default since it matured in August 2009, and the property was in receivership at December 31, 2011. The Partnership foreclosed on the property in October 2011 and took title to the property. The Partnership is operating the property as an apartment building. In connection with the foreclosure and the acquisition of the property, the

CIM URBAN PARTNERS, LP AND SUBSIDIARIES
(A Delaware Limited Partnership)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED DECEMBER 31, 2013, 2012 AND 2011

4. INVESTMENTS IN REAL ESTATE (Continued)

Partnership incurred $3,219,000 in transfer taxes and closing costs that were recorded in acquisition-related costs for the year ended December 31, 2011. For the year ended December 31, 2011, interest income of $1,382,000 was earned prior to the foreclosure of the property. Subsequent to December 31, 2011, the Partnership submitted motions to discharge the receiver and release cash funds held by the receiver and release deposits held in an escrow account that the Partnership acquired at purchase. In March 2012, the motion to terminate the receivership was approved, and the funds held by the receiver and held in escrow totaling $8,409,000 were fully collected.

        In October 2013, the Partnership foreclosed on a hotel secured by a mortgage note receivable (see Note 3) and took title to the property. The mortgage note investment basis was transferred to the property components and other intangible assets at their relative fair values on title transfer.

        The results of the operations of the properties acquired in 2011 and the results of the hotel operations related to the foreclosure in 2013 have been included in the consolidated statements of operations from the date of acquisition. There were no assets acquired or liabilities assumed during the year ended December 31, 2012. The fair values of the assets acquired and liabilities assumed for the above-noted acquisitions and the hotel foreclosure during the years ended December 31, 2011 and 2013, are as follows (in thousands):

	2013	2012	2011
Land	$15,662	$—	$30,612
Land improvements	436	—	—
Buildings and improvements	20,256	—	31,145
Furniture, fixtures, and equipment	2,481	—	—
Advance bookings	251	—	—
Working capital	1,014	—	—
Property tax abatement intangibles	—	—	4,273
Payable to seller	—	—	(1,050)
Seller financing and notes payable assumed	—	—	(20,000)
Note receivable	(40,100)	—	—

Net assets acquired	$—	$—	$44,980

        Acquisition-related costs of $1,393,000, $632,000, and $3,574,000 associated with the acquisition of real estate, conversion of the office properties in 2012 and 2011, and the foreclosure of the hotel in 2013 were expensed as incurred during the years ended December 31, 2013, 2012 and 2011, respectively.

        The amortization of the above- and below-market leases included in rental and other property income were $(888,000) and $3,058,000, respectively, for the year ended December 31, 2013, $(1,003,000) and $3,814,000, respectively, for the year ended December 31, 2012, and $(1,947,000) and $4,846,000, respectively, for the year ended December 31, 2011. The amortization of in-place leases included in amortization expense was $3,368,000, $5,388,000, $8,476,000 for the years ended December 31, 2013, 2012 and 2011, respectively. Included in depreciation and amortization are franchise affiliation fee amortization of $394,000 for each of the years ended December 31, 2013, 2012

CIM URBAN PARTNERS, LP AND SUBSIDIARIES
(A Delaware Limited Partnership)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED DECEMBER 31, 2013, 2012 AND 2011

4. INVESTMENTS IN REAL ESTATE (Continued)

and 2011, and amortization of advance bookings of $61,000, $0, and $895,000 for the years ended December 31, 2013, 2012 and 2011, respectively. Tax abatement amortization of $551,000 for each of the years ended December 31, 2013 and 2012, and $117,000 for the year ended December 31, 2011, and the amortization of below-market ground lease obligation of $140,000 for each of the years ended December 31, 2013, 2012 and 2011, are included in rental and other property operating expense.

        A schedule of the intangible assets and liabilities and related accumulated amortization and accretion as of December 31, 2013 and 2012, is as follows (in thousands):

	Assets						Liabilities
As of December 31, 2013	Acquired Above-Market Leases	Acquired In-Place Leases	Tax Abatement	Advance Bookings	Franchise Affiliation Fee	Acquired Below-Market Ground Lease	Acquired Below-Market Leases
Gross balance	$8,017	$79,645	$4,273	$8,329	$3,936	$11,685	$(61,323)
Accumulated amortization	(7,052)	(73,463)	(1,220)	(8,139)	(2,587)	(1,142)	52,523

	$965	$6,182	$3,053	$190	$1,349	$10,543	$(8,800)

Average useful life (in years)	4	5	8	3	10	84	6

	Assets						Liabilities
As of December 31, 2012	Acquired Above-Market Leases	Acquired In-Place Leases	Tax Abatement	Advance Bookings	Franchise Affiliation Fee	Acquired Below-Market Ground Lease	Acquired Below-Market Leases
Gross balance	$8,017	$79,645	$4,273	$8,078	$3,936	$11,685	$(61,323)
Accumulated amortization	(6,164)	(70,095)	(669)	(8,078)	(2,193)	(1,002)	49,465

	$1,853	$9,550	$3,604	$—	$1,743	$10,683	$(11,858)

Average useful life (in years)	4	4	8	3	10	84	6

CIM URBAN PARTNERS, LP AND SUBSIDIARIES
(A Delaware Limited Partnership)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED DECEMBER 31, 2013, 2012 AND 2011

4. INVESTMENTS IN REAL ESTATE (Continued)

        A schedule of future amortization and accretion of acquisition-related intangible assets and liabilities as of December 31, 2013, is as follows (in thousands):

	Assets						Liabilities
Years Ending December 31	Acquired Above-Market Leases	Acquired In-Place Leases	Tax Abatement	Advance Bookings	Franchise Affiliation Fee	Acquired Below-Market Ground Lease	Acquired Below-Market Leases
2014	$488	$2,251	$551	$190	$394	$140	$(2,327)
2015	334	1,536	551	—	394	140	(2,082)
2016	109	901	551	—	394	140	(2,015)
2017	26	415	551	—	167	140	(1,907)
2018	8	165	551	—	—	140	(469)
Thereafter	—	914	298	—	—	9,843	—

	$965	$6,182	$3,053	$190	$1,349	$10,543	$(8,800)

5. FAIR VALUE OF FINANCIAL INSTRUMENTS

        A fair value measurement is based on the assumptions that market participants would use in pricing an asset or liability. The hierarchy for inputs used in measuring fair value is as follows:

          Level 1 Inputs—Quoted prices in active markets for identical assets or liabilities

          Level 2 Inputs—Observable inputs other than quoted prices in active markets for identical assets and liabilities

          Level 3 Inputs—Unobservable inputs

        In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, for disclosure purposes, the level within which the fair value measurement is categorized is based on the lowest-level input that is significant to the fair value measurement.

        The estimates of fair value presented herein are not necessarily indicative of the amounts that could be realized upon disposition of the financial instruments. Unsecured revolving lines of credit with a book value $164,000,000 and $30,000,000 as of December 31, 2013 and 2012, respectively, were considered to approximate the lines' fair values. The fair values of mortgage notes payable are presented for disclosure purposes only and are estimated based on current interest rates available to the Partnership for debt instruments with similar terms (Level 3 inputs). The fair value of our mortgages payable is sensitive to fluctuations in interest rates. Discounted cash flow analysis is generally used to estimate the fair value of our mortgages payable, using rates ranging from 4.85% to 5.00% for the year ended December 31, 2013, and rates ranging from 4.54% to 5.15% for the year ended December 31, 2012. Mortgages payable with book values of $231,105,000 and $315,631,000 as of December 31, 2013 and 2012, respectively, have a fair value of approximately $231,250,000 and $317,338,000, respectively.

CIM URBAN PARTNERS, LP AND SUBSIDIARIES
(A Delaware Limited Partnership)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED DECEMBER 31, 2013, 2012 AND 2011

6. DEBT

        Information on our debt as of December 31, 2013 and 2012, is as follows (in thousands):

	2013	2012
Mortgage loan with a fixed interest rate of 6.30% per annum, with monthly payments of principal and interest. The loan had a 25 1/2-year amortization schedule with a balance of $65,147,000 due on September 10, 2013. This loan was not prepayable and was nonrecourse to the Partnership. The loan was paid in full in 2013	$—	$66,644
Mortgage loan with a fixed interest rate of 6.30% per annum, with monthly payments of principal and interest. The loan had an eight-year amortization schedule through September 10, 2013. This loan was not prepayable and was nonrecourse to the Partnership. The loan was paid in full in 2013	—	233
Mortgage loan with a fixed interest rate of 7.66% per annum, with monthly payments of principal and interest. The loan has a 20-year amortization schedule with a $25,324,000 balance due on December 1, 2015. The loan is nonrecourse to the Partnership	28,262	29,633
Mortgage loan with a fixed interest rate of 4.50% per annum, with monthly payments of interest only for 10 years, and payments of interest and principal starting in February 2022. The loan has a $42,008,000 balance due on January 5, 2027. The loan is nonrecourse to the Partnership	46,000	46,000
Mortgage loan with a fixed interest rate of 5.56% per annum, with monthly payments of principal and interest. The loan has a 10-year amortization schedule with a $12,288,000 balance due on July 1, 2015, and is nonrecourse to the Partnership	12,737	13,015
Mortgage loan with a fixed interest rate of 6.65% per annum, with monthly payments of principal and interest. The loan has a 25-year amortization schedule with a $21,136,000 balance due on July 15, 2018. The loan is nonrecourse to the Partnership	34,755	37,268
Mortgage loan with a fixed interest rate of 5.95% per annum, with monthly payments of principal and interest, and a balance of $10,500,000 due on December 1, 2013. The loan was nonrecourse to the Partnership. The loan was paid in full in 2013	—	10,748
Mortgage loan with a fixed interest rate of 5.06% per annum, with monthly payments of principal and interest, and a balance of $33,068,000 due on September 1, 2015. The loan is nonrecourse to the Partnership	34,583	35,391
Mortgage loans with a fixed interest rate of 5.39% per annum, with monthly payments of principal and interest, and a balance of $35,695,000 due on March 1, 2021. The loans are nonrecourse to the Partnership	41,170	41,780
Mortgage loan with a fixed interest rate of 5.18% per annum, with monthly payments of principal and interest, and a balance of $26,232,000 due on June 5, 2021. The loan is nonrecourse to the Partnership	30,812	31,305

	228,319	312,017
Premiums and discounts on assumed mortgages payable	2,786	3,614

Total Mortgages Payable	231,105	315,631

Unsecured revolving lines of credit	164,000	30,000

Total Debt	$395,105	$345,631

        The notes payable are secured by deeds of trust on certain of the properties and assignments of rents.

CIM URBAN PARTNERS, LP AND SUBSIDIARIES
(A Delaware Limited Partnership)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED DECEMBER 31, 2013, 2012 AND 2011

6. DEBT (Continued)

        In February 2012, the Partnership entered into an unsecured revolving line of credit with an unrelated bank syndicate and Bank of America, N.A., as admisitrative agent, which allows for maximum borrowings of $100,000,000. Borrowings under the line of credit are limited by certain borrowing base calculations. Outstanding advances under the line of credit bore interest at the base rate, as defined, plus 0.75% to 1.50% or LIBOR plus 1.75% to 2.50%, depending on the maximum consolidated leverage ratio, as defined, until August 2013. In August 2013, the unsecured revolving line was amended, and outstanding advances under the line bear interest at the base rate, as defined, plus 0.25% to 0.85% or LIBOR plus 1.25% to 1.85%, depending on the maximum consolidated leverage ratio, as defined. The line of credit is also subject to an unused commitment fee of 0.25% or 0.35% depending on the amount of aggregate unused commitments. At December 31, 2013 and 2012, the Partnership was in compliance with all covenants. The line of credit matures in February 2016, with a one-year extension option under certain conditions. As of December 31, 2013 and 2012, $100,000,000 and $30,000,000, respectively, were outstanding under the line of credit, and $0 and $70,000,000, respectively, were available for future borrowings.

        In August 2013, the Partnership entered into another unsecured revolving credit facility with an unrelated bank syndicate and Bank of America, N.A., as administrative agent, which provides an additional $125,000,000 of borrowing capacity that was increased to $150,000,000. The Partnership amended the facility in April 2014 to further increase the maximum aggregate borrowing capacity under the revolving credit facility to $200,000,000. Borrowings under the revolving credit facility are limited by certain borrowing base calculations. Outstanding advances under the revolving credit facility bear interest at the base rate, as defined, plus 0.25% to 0.85% or LIBOR plus 1.25% to 1.85%, depending on the maximum consolidated leverage ratio, as defined. The revolving credit facility is also subject to an unused commitment fee of 0.25% or 0.35% depending on the amount of aggregate unused commitments. At December 31, 2013, the Partnership was in compliance with all covenants. The revolving credit facility originally matured in February 2014, with two three-month extension options under certain conditions. The Partnership exercised the first extension option in February 2014. As of December 31, 2013, $64,000,000 was outstanding under the revolving credit facility and $61,000,000 was available for future borrowings.

        At December 31, 2013 and 2012, accrued interest payable and unused commitment fee payable of $1,017,000 and $1,351,000, respectively, is included with accounts payable and accrued expenses.

        In accordance with the Partnership Agreement, the Partnership generally may not incur additional debt if total debt of the Partnership would exceed 30% (50% with the approval of the Partnership's advisory board) of the sum of the aggregate adjusted fair value of all Partnership's investments, less permitted investments in the REIT, as defined. At December 31, 2013 and 2012, the Partnership was in compliance with all requirements.

CIM URBAN PARTNERS, LP AND SUBSIDIARIES
(A Delaware Limited Partnership)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED DECEMBER 31, 2013, 2012 AND 2011

6. DEBT (Continued)

        Principal payments on our debt as of December 31, 2013, are as follows (in thousands):

Years Ending December 31	Mortages Payable	Other	Total
2014	$6,472	$64,000	$70,472
2015	77,055	—	77,055
2016	4,354	100,000	104,354
2017	4,642	—	4,642
2018	24,300	—	24,300
Thereafter	111,496	—	111,496

Total	$228,319	$164,000	$392,319

7. RELATED-PARTY TRANSACTIONS

        CIM Urban REIT Management, LP (the "Management Company"), an affiliate of REIT, provides asset management services to the Partnership. For these services, the Partnership pays asset management fees to the Management Company, on a quarterly basis, in arrears. The fee is calculated as a percentage of the daily average gross fair value of the Partnership's investments, as defined, as follows:

Daily Average Gross Fair Value of Investments
		Quarterly Fee Percentage
From Greater of	To and Including
(In thousands)
$—	$500,000	0.2500%
500,000	1,000,000	0.2375
1,000,000	1,500,000	0.2250
1,500,000	4,000,000	0.2125
4,000,000	20,000,000	0.1000

        For the years ended December 31, 2013, 2012 and 2011, the Management Company earned asset management fees of $21,767,000, $20,924,000, and $19,326,000, respectively. At December 31, 2013 and 2012, asset management fees of $5,426,000 and $5,206,000, respectively, were due to the Management Company.

        CIM Management, Inc. and certain of its affiliates (collectively, the "CIM Management Entities"), all affiliates of the REIT, provide property management, leasing, and development services to the Partnership. For the years ended December 31, 2013, 2012 and 2011, the CIM Management Entities earned property management fees totaling $4,828,000, $4,171,000, and $3,188,000, respectively, which are included in rental and other property operating expenses. The Partnership also reimbursed the CIM Management Entities $5,082,000, $2,726,000, and $1,000,000 during the years ended December 31, 2013, 2012 and 2011, respectively, for the cost of on-site personnel incurred on behalf of the Partnership, which is included in rental and other property operating expenses. In addition, for the years ended December 31, 2013, 2012 and 2011, the CIM Management Entities earned leasing

CIM URBAN PARTNERS, LP AND SUBSIDIARIES
(A Delaware Limited Partnership)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED DECEMBER 31, 2013, 2012 AND 2011

7. RELATED-PARTY TRANSACTIONS (Continued)

commissions of $537,000, $744,000, and $844,000, respectively, and development management fees of $834,000, $973,000, $1,576,000, respectively, which were capitalized to deferred charges and investments in real estate, respectively. At December 31, 2013 and 2012, fees payable and expense reimbursements due to the CIM Management Entities of $1,445,000 and $844,000, respectively, are included in due to related parties. Also included in due to related parties as of December 31, 2013 and 2012, is $(64,000) and $15,000, respectively, due (from) to the CIM Management Entities and related parties. In addition, the noncontrolling interest owner of an office project was the property manager for that property during part of the year ended December 31, 2012, and the year ended December 31, 2011. The Partnership has also entered into contracts with third-party property management companies.

        Certain of these management companies also provide leasing and construction supervision services, for which they are compensated in accordance with the agreements. Management fees incurred to the noncontrolling interest owner of an office project and third-party management companies related to the rental properties totaled $310,000, $683,000, and $1,434,000 for the years ended December 31, 2013, 2012 and 2011, respectively, which were included in rental and other property operating expenses.

8. COMMITMENTS AND CONTINGENCIES

        General—In connection with the ownership and operation of the real estate properties, we have certain obligations for the payment of tenant improvement allowances and lease commissions in connection with new leases and renewals.

        Litigation—REIT Redux, L.P. et al v. PMC Commercial Trust, et al. On October 9, 2013, a putative class action and derivative lawsuit was filed in the Dallas County Court at Law No. 5 in Dallas County, Texas against and purportedly on behalf of PMC Commercial. The plaintiffs alleged, among other things, that the PMC Commercial board breached its fiduciary duties by approving and recommending the merger to the shareholders, failing to maximize value for the shareholders, engaging in bad faith and self-dealing by preferring transactions that further enriched the trust managers at the expense of the shareholders and conspiring to deprive the shareholders of their voting power and prerogatives. The complaint alleged that REIT aided, abetted and induced those breaches of fiduciary duty.

        PMC Commercial and REIT entered into various agreements with the plaintiffs to settle their claims, which agreements were effective as of January 28, 2014 and were approved by the court on April 4, 2014 (the "Settlement Agreements"). Under the terms of the Settlement Agreements, CIM Service Provider, LLC ("CIM Service Provider") entered into a trading plan (the "Trading Plan") designed to comply with Rule 10b5-1 under the Securities Exchange Act of 1934 to provide for the purchase of up to 2,750,000 common shares of PMC Commercial at prices up to $5.00 per share. The Trading Plan commenced on March 12, 2014 and will, in general, expire on the date that 2,750,000 common shares of PMC Commercial have been purchased or August 10, 2014, whichever is earlier. Additionally, PMC Commercial agreed to be responsible for providing and administering notice of the class action settlement to the members of the settlement class and pay for all reasonable costs incurred in providing such notice. As a result of the settlement, PMC Commercial agreed to payment of attorney's fees and expenses of plaintiffs' counsel of $772,000. In addition, pursuant to the terms of the Settlement Agreement, CIM Service Provider agreed to purchase up to 500,000 common shares of

CIM URBAN PARTNERS, LP AND SUBSIDIARIES
(A Delaware Limited Partnership)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED DECEMBER 31, 2013, 2012 AND 2011

8. COMMITMENTS AND CONTINGENCIES (Continued)

PMC Commercial currently owned by REIT Redux and its other "reporting persons", at a price of $5.00 per share, if requested by REIT Redux to do so at any time from July 10, 2014 until August 10, 2014.

        We are not currently involved in any other material litigation nor, to our knowledge, is any material litigation currently threatened against us, other than routine litigation arising in the ordinary course of business, most of which is expected to be covered by liability insurance. In the normal course of business we are periodically party to certain legal actions and proceedings involving matters that are generally incidental to our business. In management's opinion, the resolution of these legal actions and proceedings will not have a material adverse effect on our consolidated financial statements, results of operations, or cash flows.

        Environmental Matters—In connection with the ownership and operation of the real estate properties, the Partnership may be potentially liable for costs and damages related to environmental matters, including asbestos-containing materials. The Partnership has not been notified by any governmental authority of any noncompliance, liability, or other claim in connection with any of the properties, and the Partnership is not aware of any other environmental condition with respect to any of the properties that management believes will have a material adverse effect on the Partnership's consolidated financial position, results of operations, or cash flows.

        Rent Expense—The ground lease for one of the projects provides for current annual rent of $437,000, payable quarterly, with increases on June 1, 2015, and every five years thereafter based on the greater of 15% or 50% of the increase in the Consumer Price Index during a five-year adjustment period. In addition, commencing on June 1, 2040, and June 1, 2065, the rent payable during the balance of the lease term shall be increased by an amount equal to 10% of the rent payable during the immediately preceding lease year. The lease term is through May 31, 2089. If the landlord decides to sell the leased property, the Partnership has the right of first refusal.

        Rent expense under the lease, which includes straight-line rent and amortization of acquired below-market ground lease was $1,752,000 for each of the years ended December 31, 2013, 2012 and 2011. The Partnership records rent expense on a straight-line basis. Straight-line rent liability of $9,863,000 and $8,688,000 is included in other liabilities in the accompanying consolidated balance sheets as of December 31, 2013 and 2012, respectively.

CIM URBAN PARTNERS, LP AND SUBSIDIARIES
(A Delaware Limited Partnership)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED DECEMBER 31, 2013, 2012 AND 2011

8. COMMITMENTS AND CONTINGENCIES (Continued)

        Scheduled future noncancelable minimum lease payments at December 31, 2013, are as follows (in thousands):

Years Ending December 31
2014	$437
2015	476
2016	503
2017	503
2018	503
Thereafter	129,031

Total	$131,453

9. FUTURE MINIMUM LEASE RENTALS

        Future minimum rental revenues under long-term operating leases at December 31, 2013, excluding tenant reimbursements of certain costs, are summarized as follows (in thousands):

Years Ending December 31	Governmental Tenants	Other Tenants	Total
2014	$55,702	$84,964	$140,666
2015	43,171	77,866	121,037
2016	42,084	70,792	112,876
2017	39,001	64,568	103,569
2018	37,256	42,992	80,248
Thereafter	164,458	186,378	350,836

Total	$381,672	$527,560	$909,232

10. CONCENTRATIONS

        Tenant Revenue Concentrations—For the years ended December 31, 2013, 2012 and 2011, rental revenues from the U.S. General Services Administration and other government agencies (collectively, "Governmental Tenants"), which primarily occupy properties located in Washington, D.C., accounted for approximately 28%, 28%, and 25%, respectively, of the Partnership's rental and other property income. At December 31, 2013 and 2012, $5,596,000 and $4,434,000, respectively, is due from Governmental Tenants (see Note 9).

        Geographical Concentrations—As of each December 31, 2013 and 2012, the Partnership owned 19 properties, inclusive of one note receivable at December 31, 2012, located in four states and Washington, D.C.

CIM URBAN PARTNERS, LP AND SUBSIDIARIES
(A Delaware Limited Partnership)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED DECEMBER 31, 2013, 2012 AND 2011

10. CONCENTRATIONS (Continued)

        The Partnership's revenues concentration from properties and the note receivable for the years ended December 31, 2013, 2012 and 2011, are as follows:

	2013	2012	2011
California	57.1%	58.0%	59.2%
North Carolina	6.1	6.5	7.2
Texas	8.1	7.6	7.7
New York	2.2	2.1	1.0
Washington, D.C.	26.5	25.8	24.9

	100.0%	100.0%	100.0%

        The Partnership's real estate investments concentration from properties and the note receivable as of December 31, 2013 and 2012, are as follows:

	2013	2012
California	50.5%	50.8%
North Carolina	5.6	5.7
Texas	7.7	7.6
New York	3.7	3.7
Washington, D.C.	32.5	32.2

	100.0%	100.0%

11. SEGMENT DISCLOSURE

        In accordance with ASC Topic 280, Segment Reporting, the Partnership's reportable segments consist of three types of commercial real estate properties, namely, office properties, hotel properties, and multifamily properties. Management internally evaluates the operating performance and financial results of the segments based on net operating income. The Partnership also has certain general and administrative level activities, including legal, accounting, tax preparation, and partner servicing costs that are not considered separate operating segments. The reportable segments are accounted for on the same basis of accounting as described in Note 3.

        The Partnership evaluates the performance of its segments based on net operating income, defined as rental and other property income and tenant reimbursements, less property and related expenses, and excludes other nonproperty income and expenses, interest expense, depreciation and amortization, corporate related general and administrative expenses, and acquisition costs. The net operating income

CIM URBAN PARTNERS, LP AND SUBSIDIARIES
(A Delaware Limited Partnership)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED DECEMBER 31, 2013, 2012 AND 2011

11. SEGMENT DISCLOSURE (Continued)

of our reportable segments for the years ended December 31, 2013, 2012 and 2011, is as follows (in thousands):

	Years Ended December 31
	2013	2012	2011
Office Properties
Revenues	$175,144	$172,583	$158,321

Property expenses:
Operating	67,906	66,230	63,964
General and administrative	1,078	1,122	683

Total property expenses	68,984	67,352	64,647

Segment net operating income—Office	106,160	105,231	93,674

Hotel Properties
Revenues	40,680	41,086	39,505

Property expenses:
Operating	28,825	25,951	25,111
General and administrative	250	184	142

Total property expenses	29,075	26,135	25,253

Segment net operating income—Hotel	11,605	14,951	14,252

Multifamily Properties
Revenues	19,989	18,844	15,467

Property expenses:
Operating	8,432	7,407	6,011
General and administrative	114	344	219

Total property expenses	8,546	7,751	6,230

Segment net operating income—Multifamily	11,443	11,093	9,237

Total segments' net operating income	$129,208	$131,275	$117,163

CIM URBAN PARTNERS, LP AND SUBSIDIARIES
(A Delaware Limited Partnership)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED DECEMBER 31, 2013, 2012 AND 2011

11. SEGMENT DISCLOSURE (Continued)

        A reconciliation of segment net operating income to net income attributable to partners for the years ended December 31, 2013, 2012 and 2011, is as follows (in thousands):

	Years Ended December 31
	2013	2012	2011
Total segments' net operating income	$129,208	$131,275	$117,163
Interest expense	(17,929)	(18,856)	(18,128)
General and administrative	(1,126)	(1,123)	(1,022)
Asset management fees to related party	(21,767)	(20,924)	(19,326)
Acquisition-related costs	(5,063)	(632)	(3,574)
Depreciation and amortization	(68,644)	(69,943)	(68,804)

Net income	14,679	19,797	6,309

Net income attributable to noncontrolling interests	(213)	(208)	(187)

Net income attributable to partners	$14,466	$19,589	$6,122

        The condensed assets for each of the segments, along with their capital expenditures for each year, are as follows (in thousands):

	December 31
	2013	2012
Condensed assets:
Office properties	$1,481,757	$1,505,046
Hotel properties	174,263	178,356
Multifamily properties	173,985	175,361
Nonsegment assets	4,472	11,949

Total assets	$1,834,477	$1,870,712

	December 31
	2013	2012	2011
Capital expenditures(1):
Office properties	$20,523	$23,154	$49,228
Hotel properties	1,001	598	1,774
Multifamily properties	1,982	1,718	1,173

Total capital expenditures	$23,506	$25,470	$52,175

(1)
This table presents additions and improvements to real estate investments, excluding acquisitions.

CIM URBAN PARTNERS, LP AND SUBSIDIARIES
(A Delaware Limited Partnership)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED DECEMBER 31, 2013, 2012 AND 2011

12. SUBSEQUENT EVENTS

        In April 2014, the Partnership acquired a 100% fee-simple interest in an office building in Los Angeles. Built in 1984, the building has approximately 143,000 square feet of rentable space and is located in the Mid-Wilshire submarket of Los Angeles.

        The Annual Meeting of Shareholders of PMC Commercial (the "Annual Meeting") was held on April 28, 2014. At the Annual Meeting, among other proposals, shareholders voted to approve an amendment to PMC Commercial's Declaration of Trust to increase (the "Increase") the authorized common shares of beneficial interest of PMC Commercial from 100,000,000 to 1,000,000,000 shares and to change PMC Commercial's state of incorporation (the "Reincorporation") from Texas to Maryland by means of a merger of PMC Commercial with and into a newly formed, wholly-owned subsidiary Maryland corporation.

        Immediately following the Increase, on April 28, 2014, each preferred share that was issued in connection with the merger automatically converted (the "Conversion") into seven common shares of beneficial interest of PMC Commercial, resulting in the issuance of 455,199,997 common shares of beneficial interest to an affiliate of the Partnership. The Reincorporation was effected on April 28, 2014. On the same day, the board of directors voted unanimously to, among other things: declare a dividend in the aggregate amount of $1,964,000 to the preferred shareholders in connection with the Conversion (an amount that holders of the preferred shares were entitled to if the Conversion occurred on or prior to the date specified in the Statement of Designation for the preferred shares), change the name of the company (the "Name Change") from "PMC Commercial Trust" to "CIM Commercial Trust Corporation", change the trading symbol of the company from "PMCT" to "CMCT" (the "Symbol Change") and approve a 1-for-5 reverse stock split (the "Reverse Stock Split"). The Name Change was effective on April 28, 2014 and each of the Symbol Change and the Reverse Stock Split was effective on April 29, 2014. Except as otherwise stated, none of the share or per share information reflects the effect of the Reverse Stock Split.

* * * * * *

QuickLinks

  Exhibit 99.1
Consolidated Financial Statements as of December 31, 2013 and 2012, and for the years ended December 31, 2013, 2012 and 2011, and Independent Auditors' Report.
CIM URBAN PARTNERS, LP AND SUBSIDIARIES (A Delaware Limited Partnership) CONSOLIDATED BALANCE SHEETS AS OF DECEMBER 31, 2013 AND 2012 (In thousands)
CIM URBAN PARTNERS, LP AND SUBSIDIARIES (A Delaware Limited Partnership) CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31, 2013, 2012 AND 2011 (In thousands)
CIM URBAN PARTNERS, LP AND SUBSIDIARIES (A Delaware Limited Partnership) CONSOLIDATED STATEMENTS OF EQUITY FOR THE YEARS ENDED DECEMBER 31, 2013, 2012 AND 2011 (In thousands)
CIM URBAN PARTNERS, LP AND SUBSIDIARIES (A Delaware Limited Partnership) CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE YEARS ENDED DECEMBER 31, 2013, 2012 AND 2011 (In thousands)
CIM URBAN PARTNERS, LP AND SUBSIDIARIES (A Delaware Limited Partnership) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS YEARS ENDED DECEMBER 31, 2013, 2012 AND 2011